                                                                EXHIBIT 10.77(b)

                                                                  EXECUTION COPY

================================================================================

                                  $650,000,000

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

                            dated as of May 23, 2005

                                     between

                         NEXTEL PARTNERS OPERATING CORP.

                     The SUBSIDIARY GUARANTORS Party Hereto

                            The LENDERS Party Hereto

                          J.P. MORGAN SECURITIES INC.,
                      as Lead Arranger and Sole Bookrunner

                                       and

                           JPMORGAN CHASE BANK, N.A.,
                             as Administrative Agent

================================================================================

                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT

            SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of May 23, 2005, between NEXTEL PARTNERS OPERATING CORP. (the "Borrower"), each of the subsidiary guarantors listed on the signature pages hereof under the heading "SUBSIDIARY GUARANTORS" (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors"), each of the lenders listed on the signature pages hereof under the heading "REVOLVING CREDIT LENDERS" or that becomes a party hereto as a Tranche D Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I hereto (individually, a "Lender" and, collectively, the "Lenders"), and JPMORGAN CHASE BANK, N.A. (formerly known as JPMorgan Chase Bank), as Administrative Agent for the Lenders (together with its successors in such capacity, the "Administrative Agent").

            The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent are parties to a Credit Agreement dated as of December 19, 2003 (the "Original Credit Agreement"; the Original Credit Agreement as amended and restated by the First Amended and Restated Credit Agreement dated as of May 19, 2004, the "Existing Credit Agreement") for extensions of credit (by the making of loans) to be made by said Lenders to the Borrower in an aggregate principal or face amount not exceeding $800,000,000. The Borrower, the Subsidiary Guarantors, the Lenders, and the Administrative Agent wish to amend the Existing Credit Agreement in certain respects and, as so amended, to restate the Existing Credit Agreement in its entirety, and each of the Lenders who execute and deliver a Lender Addendum in the form attached as Schedule I hereto and who are not already parties to the Existing Credit Agreement as Revolving Credit Lenders thereunder (collectively, the "New Lenders") wishes to become a party hereto.

            Accordingly, the parties hereto agree to amend the Existing Credit Agreement as set forth in Section 2 hereof and to restate the Existing Credit Agreement in its entirety as set forth in the Existing Credit Agreement (which Existing Credit Agreement is hereby incorporated herein by reference), as amended by the amendments set forth in Section 2 hereof:

            Section 1. Definitions. Except as otherwise defined herein, terms defined in the Existing Credit Agreement are used herein as defined therein.

            Section 2. Amendments. Subject to the satisfaction of the conditions precedent specified in Section 4 below, but effective as of the date hereof, the Existing Credit Agreement shall be amended as follows:

            2.01. General. References in the Existing Credit Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof) shall be deemed to be references to the Existing Credit Agreement as amended and restated hereby. Each New Lender shall be deemed to be a "Lender" under and for all purposes of the

                  Second Amended and Restated Credit Agreement

Existing Credit Agreement and this Second Amended and Restated Credit Agreement and each reference therein or herein to a "Lender" shall be deemed to include each New Lender.

            2.02. Definitions. Section 1.01 of the Existing Credit Agreement shall be amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and amending the following definitions (to the extent already included in said Section 1.01) to read in their entirety as follows:

            "Additional Spectrum Equity Capital" means, on any date, the aggregate Fair Market Value of Licenses contributed to the equity capital of the Borrower (other than in the form of Disqualified Capital Stock) after the Second Restatement Effective Date. The aggregate amount of Additional Spectrum Equity Capital, as at any date, shall be equal to the cumulative Fair Market Value of Licenses contributed to the equity capital of the Borrower through and including the last day of the Fiscal Quarter ending on or most recently ended prior to such date, as determined (i) in the case of the second Fiscal Quarter in Fiscal Year 2006 and the second Fiscal Quarter in each Fiscal Year thereafter, by the chairman of the board of directors of the Parent (after consultation with the board of directors of the Parent) and (ii) in the case of the last day of any other Fiscal Quarter beginning with the third Fiscal Quarter in Fiscal Year 2005, by a Senior Financial Officer, which determination shall in each case be set forth in the certificate of the chief financial or chief accounting Authorized Officer delivered pursuant to Section 6.01(c), provided that, if the aggregate Fair Market Value of Licenses (other than 800 or 900 MHz spectrum) received pursuant to Re-Banding Spectrum Transactions shall at any time exceed $100,000,000, the Required Lenders may request, and the Borrower shall promptly provide the Lenders with, confirmation by an Independent Third Party of the Fair Market Value of such Licenses. With respect to (i) and (ii), such determination shall be supported by reasonable documentation.

            "Adjusted LIBO Rate" means, for the Interest Period for any Eurodollar Borrowing, an interest rate per annum (in the case of any Revolving Credit Borrowing, rounded upwards, if necessary, to the next 1/16 of 1% and in the case of any Term Loan Borrowing, rounded upwards, if necessary, to the fifth decimal place) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate for such Interest Period.

            "Applicable Margin" means, for any day, (x) with respect to any Revolving Loan during any Interest Accrual Period (as defined below), the respective rates indicated below for the Type of Loans opposite the applicable Leverage Ratio indicated below for such Interest Accrual
      Period:

                  Second Amended and Restated Credit Agreement

Greater than 8.00 to 1             3.000%         2.000%

Less than or equal to 8.00 to 1    2.750%         1.750%
and greater than 7.00 to 1

Less than or equal to 7.00 to 1    2.500%         1.500%
and greater than 6.00 to 1

Less than or equal to 6.00 to 1    2.000%         1.000%
and greater than 5.00 to 1

Less than or equal to 5.00 to 1    1.500%         0.500%

      and (y) in the case of Tranche D Term Loans, for any day, 0.50% for ABR Loans and 1.50% for Eurodollar Loans.

            The Applicable Margin, with respect to any Type of Incremental Term Loans of any Series, shall be agreed upon at the time Incremental Term Loan Commitments of such Series are established pursuant to Section 2.01(c).

            For purposes of this definition, an "Interest Accrual Period" means with respect to any Revolving Loan the period commencing during any Fiscal Quarter on the date (the "Change Date") that the Administrative Agent receives the certificate referred to in the next following paragraph to but not including the Change Date in the immediately following Fiscal Quarter. The Leverage Ratio for any Interest Accrual Period after the initial Interest Accrual Period shall be determined on the basis of a certificate of the chief financial officer of the Borrower, or any other senior financial officer setting forth a calculation of the Leverage Ratio as at the last day of the Fiscal Quarter ending immediately prior to the first day of such Interest Accrual Period, each of which certificates shall be delivered together with the financial statements for the Fiscal Quarter on which such calculation is based.

            Anything in this Agreement to the contrary notwithstanding, the Applicable Margin shall be, in the case of Revolving Loans, (i) 2.00% with respect to ABR Loans and 3.00% with respect to Eurodollar Loans until the Interest Accrual Period commencing on the date of the receipt by the Administrative Agent of the certificate referred to in the immediately preceding paragraph setting forth the calculation of the Leverage Ratio as at the Fiscal Quarter ending December 31, 2003 and (ii) the highest rates set forth in the schedule above during any period when an Event of Default shall

                  Second Amended and Restated Credit Agreement have occurred and be continuing, or if the Borrower shall default in the delivery of any financial statements pursuant to Section 6.01.

            Anything in this Agreement to the contrary notwithstanding, in the event that the Adjusted Applicable Margin for any series of Incremental Term Loans shall be greater than 0.25% above the Applicable Margin for Tranche D Term Loans, the Applicable Margin for Tranche D Term Loans will be adjusted so that it is at least equal to 0.25% below the Adjusted Applicable Margin on the Incremental Term Loans.

            "Change in Control" means (i) the failure of the Parent at any time to own, free and clear of all Liens and encumbrances (other than Liens permitted to exist under clauses (a), (e) and (h) of Section 7.03), all right, title and interest in 100% of the Capital Stock of the Borrower;
      (ii) the failure of Nextel or any other Permitted Person at any time to own, free and clear of all Liens and encumbrances (other than Liens arising under the Shareholders' Agreement) all right, title and interest in at least 51% (on a fully diluted basis) of the Capital Stock of the Parent owned by Nextel on the Effective Date; or (iii) the acquisition of ownership, directly or indirectly, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof), other than a Permitted Person, of a number of shares of Capital Stock of the Parent sufficient to have and exercise voting power for the election of a majority of the board of directors of the Parent.

            "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans constituting such Borrowing, are Revolving Loans, Tranche D Term Loans or Incremental Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Credit Commitment, Tranche D Term Loan Commitment or Incremental Term Loan Commitment.

            "Commitment" means a Revolving Credit Commitment, Tranche D Term Loan Commitment or Incremental Term Loan Commitment, or any combination thereof (as the context requires).

            "Cooperation Agreement" means the Cooperation Agreement 800 MHz Spectrum Rebanding dated as of March 7, 2005, by and between Nextel and the Parent.

            "Disqualified Capital Stock" means any capital stock issued by Parent or Borrower that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, for cash or other property (other than capital stock of Parent that is not Disqualified Capital Stock) pursuant to a sinking fund obligation or otherwise, or is redeemable, in whole or in part, at the option of the holder thereof for cash or other

                  Second Amended and Restated Credit Agreement property (other than for capital stock of Parent that is not Disqualified Capital Stock), in each case on or before 91 days after the final stated maturity of the Loans hereunder, provided that any capital stock that provides that it may be redeemed at the option of the holders thereof in the event of a Change in Control shall not be deemed to be Disqualified Capital Stock solely as a consequence of such provision.

            "Excluded Disposition" means any sale, transfer or other disposition
      (i) of inventory in the ordinary course of business, (ii) that is a Permitted Infrastructure Sale/Leaseback, (iii) that is a Permitted Tower Sale, (iv) that is a License Exchange, (v) that is a Re-Banding Spectrum Transaction, (vi) of any asset, if the fair market value of the consideration received in connection therewith is less than $5,000,000 and
      (vii) of assets that is permitted under Section 7.08(g).

            "Fair Market Value" means, with respect to any consideration (including any property, securities or indebtedness and financial commitments and other undertakings) received or delivered by the Borrower or any of its Subsidiaries in any swap of spectrum or related transfer of assets pursuant to a Re-Banding Order (including in connection with any contribution to the equity capital of the Borrower as contemplated in the definition of "Additional Spectrum Equity Capital" in this Section 1.01), the amount determined as of the time of such swap or transfer (or contribution) to be equal to the aggregate cash purchase price that a willing buyer, under no compulsion to purchase, would pay for such consideration from a willing seller, under no compulsion to sell, in each case bargaining in good faith on an arms'-length basis, provided that the value of Licenses in any band (i.e. 700 MHz, 800 MHz, 900 MHz and so forth) received or delivered in a Re-Banding Spectrum Transaction shall be determined in a manner consistent with the methodology adopted by Nextel in valuing Licenses of such band in the submissions made by it to the FCC in connection with the Re-Banding Proceeding. The consideration received by the Borrower or any of its Subsidiaries pursuant to a Re-Banding Spectrum Transaction may include the Fair Market Value of those Licenses that Nextel is obligated to deliver pursuant to the Cooperation Agreement; provided, however, that such Fair Market Value, when added to the aggregate Fair Market Value of all other such Licenses included in prior determinations of "Re-Banding Restricted Payments" and still undelivered, shall not exceed $100,000,000. Except as provided in the previous sentence, the consideration delivered or received by the Borrower and its Subsidiaries in connection with any swap of spectrum or related assets shall include all consideration delivered or received (including all monies paid) after the consummation of the swap, as and when such consideration is delivered or received.

                  Second Amended and Restated Credit Agreement

            "Fixed Charge Coverage Ratio" means, at the end of any Fiscal Quarter, the ratio computed for the period consisting of such Fiscal Quarter and each of the three immediately prior Fiscal Quarters of:

                  (a) Annualized EBITDA for the period ending on the last day of such Fiscal Quarter to

                  (b) the sum (without duplication) of (i) Consolidated Cash
            Interest Expenses (net of interest income) for all such Fiscal Quarters; plus (ii) all scheduled payments of principal of the Tranche D Term Loans, any Incremental Term Loans and other funded Debt during all such Fiscal Quarters (exclusive, however, of (A) any payment in respect of principal of the Revolving Loans, other than any such payment to the extent resulting from a permanent decrease of the Revolving Credit Commitments and (B) scheduled payments of principal with respect to Permitted Parent Debt; provided, that with respect to this clause (B) only, at the end of the Fiscal Quarter being tested, (x) the Leverage Ratio is less than 2.25 to 1.0, (y) the aggregate amount of (1) cash and Permitted Short Term Investments held by the Borrower, plus (2) the available and undrawn portion of the Revolving Credit Commitments, is at least equal to $150,000,000 and (z) such scheduled principal payments with respect to Permitted Parent Debt, as the case may be, have been paid in full); plus (iii) all federal, state, local and foreign income and franchise taxes actually paid in cash by the Parent and its Subsidiaries during such period, net (without duplication) of all cash tax refunds received during such period; provided, that, after giving effect to any such deductions for tax refunds, the amount calculated pursuant to this clause (iii) for any applicable period shall not be less than zero.

            "Guarantors" means the Parent and the Subsidiary Guarantors.

            "Independent Third Party" means an independent investment banking, accounting or appraisal firm of national standing acceptable to the Administrative Agent.

            "Interest Period" means, for any Eurodollar Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter (or in the case of any Loan or Borrowing made between the period of May 23, 2005 and June 1, 2005, 2 weeks), as specified in the applicable Borrowing Request or Interest Election Request; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (ii) any Interest Period that commences on the last Business Day of a calendar month (or

                  Second Amended and Restated Credit Agreement on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan, and the date of a Borrowing comprising Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loans.

            "Lender Addendum" means, with respect to any Tranche D Term Loan Lender, a Lender Addendum substantially in the form of Schedule I hereto, dated as of the date of the Second Restatement and executed and delivered by such Tranche D Term Loan Lender as provided in Section 5 of the Second Restatement.

            "Lenders" means the Persons listed on the signature pages to the Second Restatement under the caption "Revolving Credit Lenders", each Tranche D Term Lender executing and delivering a Lender Addendum pursuant to Section 5 of the Second Restatement, the Incremental Term Loan Lenders (if any) and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

            "License" means any mobile telephone, cellular telephone, two-way dispatch, paging and alphanumeric short-messaging license, authorization, certificate of compliance, franchise, approval or permit issued by the FCC in connection with the construction or operation of the Network.

            "License Subsidiary" means Nextel WIP License Corp., Nextel WIP Expansion Corp., Nextel WIP Expansion Two Corp. and/or any other wholly-owned Subsidiary of the Borrower designated as a License Subsidiary by notice to the Administrative Agent; provided that (i) such Subsidiary has no obligations or liabilities other than hereunder and under the Security Agreement and under the Communications Act, and taxes incurred in the ordinary course in order for it to continue to maintain its existence and (ii) all the outstanding capital stock of such Subsidiary is pledged to the Administrative Agent for the benefit of the Lenders in accordance with the terms of the Security Agreement.

            "Merger" means the merger of Nextel with and into Merger Sub as contemplated by the Merger Agreement.

            "Merger Agreement" means the Agreement and Plan of Merger dated as of December 15, 2004 by and among Sprint, Nextel and Merger Sub, as in effect on the date hereof.

                  Second Amended and Restated Credit Agreement

            "Merger Sub" means S-N Merger Corp., a Delaware corporation and wholly-owned Subsidiary of Sprint.

            "Parent Guaranty and Pledge Agreement" means a Guaranty and Pledge Agreement substantially in the form of Exhibit C hereto between the Parent and the Administrative Agent.

            "Permitted Person" means (i) prior to the consummation of the Merger, Nextel and its Subsidiaries and (ii) following the consummation of the Merger in accordance with the terms of the Merger Agreement (a) Nextel and its Subsidiaries; (b) Sprint; or (c) a wholly-owned Subsidiary of Sprint (a "Sprint Subsidiary"), provided, that unless otherwise consented to by the Required Lenders, a Sprint Subsidiary (other than Nextel and its Subsidiaries including NWIP) shall cease to be a Permitted Person on the 365th day following the date such Sprint Subsidiary's ownership of the Capital Stock of the Parent would have resulted in a Change in Control, but for such Sprint Subsidiary's classification as a Permitted Person pursuant to this definition.

            "Permitted Short Term Investment" means, at any time:

            (a) obligations of the Department of the Treasury of the United States and any United States agency;

            (b) money market instruments of domestic and foreign issuers, including commercial paper, bankers' acceptances, certificates of deposit, time deposits and variable rate issues;

            (c) variable rate demand notes;

            (d) auction rate preferred notes;

            (e) corporate notes and bonds;

            (f) asset-backed securities and collateralized mortgage obligations;

            (g) repurchase agreements;

            (h) master notes;

            (i) money market funds comprised of items specified in clauses (a) through (h) above; and

            (j) short-term tax-exempt securities;

                  Second Amended and Restated Credit Agreement provided, however, that the following maturity and credit standards must be satisfied with respect to each of the foregoing instruments:

                  (i) the maximum maturity, average life, or date any such
            instrument is mandatorily redeemable by its issuer at the holder's option is 18 months from the date of acquisition of such instrument and the weighted average maturity of all Permitted Short Term Investments shall not exceed 12 months;

                  (ii) for variable rate issues, the date of the next coupon reset will be used for calculating the maturity profile but in no case will the final maturity be longer than 18 months from the date of acquisition of such instrument;

                  (iii) any instrument with a final maturity date within one year from the issue date or any money market fund (other than a short term tax-exempt security) will have a short-term rating of at least A-1 by S&P or P-1 by Moody's, or, if there is no short-term rating, the fund must have a long-term rating of A-3 or better by Moody's or A- or better from S&P and any short-term tax-exempt security will have rating not lower than MIG-1/1+ by either Moody's or S&P;

                  (iv) any instrument with a final maturity date in excess of one year from the issue date will have a rating of A-3 or better by Moody's or A- or better from S&P; and

                  (v) no investment (other than obligations of the Department of the Treasury of the United States or any United States agency), when added to all other investments in the same issuer, exceeds in value 5% of the total value of Borrower's aggregate Permitted Short Term Investments at any one time outstanding.

            "Permitted Tower Sale" means any sale, transfer, lease contribution or conveyance of a communications tower (including items of personal property related to the erection or maintenance of the tower, such as cable and antenna mounts, supports, guy wires and anchors, hangers, footings, platforms and related spare parts, antennae, and related real property interests, but excluding any equipment installed thereon or related thereto) so long as such sale, transfer, lease, contribution or conveyance is for fair market value and the consideration consists solely of cash.

            "Re-Banding Order" means an order entered by the FCC in the Re-Banding Proceeding.

                  Second Amended and Restated Credit Agreement

            "Re-Banding Proceeding" means the FCC proceeding related to Improving Public Safety Communications in the 800 MHz Band, WT Docket No. 02-55, to resolve interference experienced by public safety communications systems through the realignment of the 800 megahertz spectrum.

            "Re-Banding Restricted Payment" means an amount equal to the positive difference, if any, between (a) the aggregate Fair Market Value of the assets and other consideration (including any property, securities or indebtedness and financial commitments and other undertakings) delivered by the Borrower or any of its Subsidiaries pursuant to Re-Banding Spectrum Transactions, over (b) the aggregate Fair Market Value of the assets and other consideration (including any property, securities or indebtedness and financial commitments and other undertakings) received by the Borrower or any of its Subsidiaries pursuant to Re-Banding Spectrum Transactions. The aggregate amount of Re-Banding Restricted Payments, as at any date, shall be equal to the cumulative amount of Re-Banding Restricted Payments made through and including the last day of the Fiscal Quarter ending on or most recently ended prior to such date, as determined
      (i) in the case of the second Fiscal Quarter in Fiscal Year 2006 and the second Fiscal Quarter in each Fiscal Year thereafter, by the chairman of the board of directors of the Parent (after consultation with the board of directors of the Parent) and (ii) in the case of the last day of any other Fiscal Quarter beginning with the third Fiscal Quarter in Fiscal Year 2005, by a Senior Financial Officer, which determination shall in each case be set forth in the certificate of the chief financial or chief accounting Authorized Officer delivered pursuant to Section 6.01(c), provided that, if the aggregate Fair Market Value of Licenses (other than 800 or 900 MHz spectrum) received pursuant to Re-Banding Spectrum Transactions shall at any time exceed $100,000,000, the Required Lenders may request, and the Borrower shall promptly provide the Lenders with, confirmation by an Independent Third Party of the Fair Market Value of such Licenses.

            The determination by (i) the chairman of the board of directors of the Parent described above as at the last day of the second Fiscal Quarter in any Fiscal Year shall include a de novo determination of the prior determinations made by any Senior Financial Officer for the three immediately preceding Fiscal Quarters and, if different than such determinations by such Senior Financial Officer, shall supersede such prior determination and (ii) any Independent Third Party determination described above shall be a de novo determination of the prior determinations made by any Senior Financial Officer or the chairman of the board of the directors of the Parent and, if different than such determinations by the Senior Financial Officer or the chairman of the board of directors of the Parent, the determination by the Independent Third Party shall supersede such prior determinations. With respect to (i) and (ii), such determination shall be supported by reasonable documentation.

                  Second Amended and Restated Credit Agreement

            "Re-Banding Spectrum Transaction" means any transaction that involves the exchange of Licenses of the Borrower or any of its Subsidiaries (or capital stock, or other equity interests, of a License Subsidiary substantially all of whose assets consist of Licenses) for Licenses of another Person (or for capital stock, or other equity interests of a Person substantially all of whose assets consist of Licenses) that is entered into pursuant to a Re-Banding Order and shall include any such transaction that involves a related transfer of assets or the surrender of Licenses by the Borrower or any of its Subsidiaries or that involves the Borrower or any of its Subsidiaries making financial commitments or undertakings to the FCC or other Persons, or both, pursuant to a Re-Banding Order.

            "Second Restatement" shall refer to the Second Amended and Restated Credit Agreement dated as of May 23, 2005 between the Borrower, the Subsidiary Guarantors, each of the lenders listed on the signature pages thereto under the heading "REVOLVING CREDIT LENDERS", each of the lenders that becomes a party thereto as a Tranche D Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I thereto, and the Administrative Agent.

            "Second Restatement Effective Date" means the date upon which the conditions precedent set forth in Section 4 of the Second Restatement to the effectiveness of the amendments contemplated by Section 2 thereof shall be satisfied or waived.

            "Senior Financial Officer" means the chief financial officer or treasurer of the Parent.

            "Senior Notes" means the Convertible Senior Notes, the 12.5% Senior Notes due 2009, the 1 1/2% Convertible Senior Notes due 2008 and the
      8 1/8% Senior Notes due 2011, in each case issued by the Parent.

            "Sprint" means Sprint Corporation, a Kansas corporation.

            "Term Loan Commitment" means, collectively, the Tranche D Term Loan Commitments and the Incremental Term Loan Commitments.

            "Term Loan Maturity Date" means: (a) with respect to the Tranche D Term Loans, the Quarterly Date falling on or nearest to May 31, 2012 and
      (b) with respect to the Incremental Term Loans of any Series, the maturity date for such Series specified at the time the same is established pursuant to Section 2.01(c).

            "Tranche D Term Loan" means a Loan made pursuant to this Agreement in Section 2.01 (b).

                  Second Amended and Restated Credit Agreement

            "Tranche D Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make one or more Tranche D Term Loans hereunder (or, as provided herein, to convert Tranche C Term Loans into Tranche D Term Loans hereunder) on the Second Restatement Effective Date, expressed as an amount representing the maximum aggregate principal amount of the Tranche D Term Loans to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section
      2.07 or 2.09(b) and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche D Term Loan Commitment is set forth in the Lender Addendum executed and delivered by such Lender, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche D Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche D Term Loan Commitments is $550,000,000.

            "Tranche D Term Loan Lender" means a Lender with an outstanding Tranche D Term Loan Commitment or an outstanding Tranche D Term Loan.

            2.03. References to "Cash Equivalent Investment". The definition of "Cash Equivalent Investment" in Section 1.01 of the Credit Agreement is hereby deleted and all references in the Credit Agreement to "Cash Equivalent Investment" are hereby deleted and replaced with "Permitted Short Term Investment".

            2.04. References to "Tranche C". Section 1.01 of the Existing Credit Agreement shall be further amended by deleting the following definitions:
"Tranche C Term Loan", "Tranche C Term Loan Commitment" and "Tranche C Term Loan Lender". In addition, references in the Existing Credit Agreement to "Tranche C" in provisions not otherwise amended hereby (including in the definition of "Excess Cash Flow", and in Sections 2.01(c), 2.02(d) and 2.03(b)(i)) are hereby replaced with "Tranche D".

            2.05. Tranche D Term Loans. Section 2.01(b) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "(b) Tranche D Term Loans. Subject to the terms and conditions set forth herein, each Tranche D Term Loan Lender agrees to make one or more Tranche D Term Loans to the Borrower (or, as provided below, to convert Tranche C Term Loans into Tranche D Term Loans) on the Second Restatement Effective Date in a principal amount not exceeding its Tranche D Term Loan Commitment. Amounts prepaid or repaid in respect of Tranche D Term Loans may not be reborrowed.

            Notwithstanding the foregoing, it is understood and agreed that any Tranche D Lender that also holds any Tranche C Term Loans may elect, by notice to the Administrative Agent, that the Tranche D Term Loans required to be made by such

                  Second Amended and Restated Credit Agreement

      Lender on the Second Restatement Effective Date shall, to the extent of the portion of such Tranche D Term Loans not exceeding the aggregate principal amount of the Tranche C Term Loans of such Lender, be made by converting such Tranche C Term Loans into Tranche D Term Loans (and each reference in the Second Restatement to the "making" of any Tranche D Term Loan, or words of similar import, shall in the case of such Lender be deemed to include such conversion). Without limiting the generality of the foregoing, it is understood that the Tranche D Term Loans into which the Tranche C Term Loans are so converted shall be treated identically to the Tranche D Term Loans being funded (and not being converted from Tranche C Term Loans) on the Second Restatement Effective Date and shall have identical Interest Periods in identical proportions and durations as all other Tranche D Term Loans (and, for these purposes, any Interest Periods for Tranche C Term Loans that are Eurodollar Loans in effect on the Second Restatement Effective Date shall be terminated on the Second Restatement Effective Date, and any such converting Lender shall be paid accrued interest on its Tranche C Term Loans being so converted, together with any amounts payable under Section 2.14, as if the Tranche C Term Loans were being prepaid in full on the Second Restatement Effective Date)."

            2.06. Scheduled Termination. Section 2.07(a) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "(a) Scheduled Termination. Unless previously terminated, (i) the Tranche D Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Second Restatement Effective Date, (ii) the Revolving Credit Commitments shall terminate on the Revolving Credit Commitment Termination Date and (iii) the Incremental Term Loan Commitments of each Series shall terminate on the close of business on the date specified therefor pursuant to Section 2.01(c) at the time such Series is established."

            2.07. Repayment of Loans. Section 2.08(a)(ii) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "(ii) to the Administrative Agent for account of the Tranche D Term Loan Lenders the outstanding principal amount of the Tranche D Term Loans on each Principal Payment Date set forth below in the aggregate principal amount set forth opposite such Principal Payment Date (subject to adjustment pursuant to paragraph (b) of this Section):

                  Second Amended and Restated Credit Agreement

Principal Payment Date                   Amount ($)
----------------------                  -----------
May 31, 2007                              1,375,000
August 31, 2007                           1,375,000
November 30, 2007                         1,375,000

February 28, 2008                         1,375,000
May 31, 2008                              1,375,000
August 31, 2008                           1,375,000
November 30, 2008                         1,375,000

February 28, 2009                         1,375,000
May 31, 2009                              1,375,000
August 31, 2009                           1,375,000
November 30, 2009                         1,375,000

February 28, 2010                         1,375,000
May 31, 2010                              1,375,000
August 31, 2010                           1,375,000
November 30, 2010                         1,375,000

February 28, 2011                         1,375,000
May 31, 2011                              1,375,000
August 31, 2011                         131,656,250
November 30, 2011                       131,656,250

February 28, 2012                       131,656,250
May 31, 2012                            131,656,250

            If the initial aggregate amount of the Tranche D Term Loan Commitments exceeds the aggregate principal amount of Tranche D Term Loans that are made on the Second Restatement Effective Date, then the scheduled repayments to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess. To the extent not previously paid, all Tranche D Term Loans shall be due and payable on the Term Loan Maturity Date for such Loans.

            Notwithstanding the foregoing, if on any date (the "Test Date"), the maturity date for any then-outstanding Permitted Parent Debt shall fall within three months of the Test Date then the Tranche D Term Loans and Revolving Loans shall be paid in full on the Test Date and the Revolving Credit Commitments shall terminate on such Test Date, provided that the foregoing shall not apply if (A) on the Test Date (x) the Adjusted

                  Second Amended and Restated Credit Agreement

      Leverage Ratio is less than 2.25 to 1 and (y) after giving pro forma effect to the repayment of such next maturing Permitted Parent Debt, the sum of (1) cash and Permitted Short Term Investments held by the Borrower plus (2) the available and undrawn portion of Revolving Credit Commitments, is at least equal to $150,000,000 or (B) on any Test Date (x) the next maturing Permitted Parent Debt is the Convertible Senior Notes and the average of the last sale price of the Parent Common Stock on the NASDAQ National Market for the 10 consecutive trading day period immediately prior to the Test Date is greater than 130% of the conversion price applicable to the Convertible Senior Notes, (y) no other then outstanding Permitted Parent Debt shall have a maturity within three months of the Test Date and (z) no other Default or Event of Default has occurred and is continuing."

            2.08. Mandatory Prepayments and Prepayment Penalties. Section 2.09 of the Existing Credit Agreement is hereby amended by (i) amending Section 2.09(b)(iii) to read in its entirety as set forth below and (ii) deleting
Section 2.09(d) in its entirety:

            "(iii) Equity Issuance. Concurrently with the receipt of any Net Equity Proceeds by the Borrower or any of its Subsidiaries resulting from a sale or issuance of Capital Stock by the Parent or the Borrower at any time after December 31, 2006, the Borrower shall deliver to the Administrative Agent a calculation of the amount of such Net Equity Proceeds, and no later than five Business Days following the delivery of such calculation, shall prepay the Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)), and/or the Commitments shall be subject to automatic reduction, in an amount equal to 100% of such Net Equity Proceeds, such prepayment and/or reduction to be effected in each case in the manner and to the extent specified in clause (vi) of this
      Section 2.09, provided that up to $100,000,000 of the Net Equity Proceeds received by the Borrower and resulting from a sale or issuance of Capital Stock by the Parent or the Borrower after December 31, 2006 may be used to prepay, call or otherwise redeem outstanding Senior Notes or other outstanding Indebtedness of the Borrower having a final stated maturity date prior to the last Term Loan Maturity Date."

            2.09. Licenses. Section 4.01 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "SECTION 4.01. Organization, etc. Each of the Borrower and its Subsidiaries is a corporation validly organized and existing and in good standing under the laws of the jurisdiction of its organization, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the nature of its business requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its obligations under this Agreement, and each other Loan Document to which it is a party

                  Second Amended and Restated Credit Agreement and to own and hold its property (including the Licenses), to operate the Network in all areas in which it operates and to conduct its business substantially as currently conducted by it, except where the failure to hold such governmental licenses, permits and approvals could not reasonably be expected to have a Material Adverse Effect."

            2.10. Subsidiaries. Section 4.08 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "SECTION 4.08. Subsidiaries. The Borrower has no Subsidiaries, except those Subsidiaries (i) which are identified in Schedule VI (Part A) or (ii) which are permitted to have been acquired in accordance with
      Section 7.05. Each License Subsidiary is a wholly-owned Subsidiary of the Borrower, and all the Capital Stock of each License Subsidiary is directly or indirectly owned by the Borrower free and clear of all Liens, charges or claims (other than any Lien, charge or claim created by the Security Documents). All Licenses which are directly or indirectly held by the Borrower or any of its Subsidiaries are owned, beneficially and of record by a License Subsidiary, free and clear of all Liens, charges or claims (other than any Lien, charge or claim under the Security Documents or imposed by the Communications Act)."

            2.11. Licenses. Section 4.14 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "SECTION 4.14. Licenses. The Licenses held by the License Subsidiaries as of the date hereof are set forth in the FCC's Universal Licensing System and the License Subsidiaries are the only licensees of all of the Licenses necessary to construct, install, develop and operate the Network. The Borrower and its Subsidiaries have the full use and benefit of all such Licenses except to the extent the use and benefit of certain Licenses may be limited by the Re-Banding Proceeding and except as disclosed in Schedule III. The Licenses (a) have been duly issued by the FCC and (b) are in full force and effect and the Borrower and its Subsidiaries (including, without limitation, the License Subsidiaries) are in compliance in all material respects with all of the provisions of each such License held at any time by any of them."

            2.12. Financial Information, Reports, Notices, etc. Section 6.01(c) of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "(c) together with the delivery of the financial information required pursuant to clause (a) and clause (b):

                  (i) a Compliance Certificate, executed by the chief financial or chief accounting Authorized Officer of the Borrower, showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the

                  Second Amended and Restated Credit Agreement

            Administrative Agent) compliance with the financial covenants set forth in Section 7.04, and

                  (ii) a certificate of the chief financial or chief accounting
            Authorized Officer of the Borrower and the Parent attaching a copy
            (x) in the case of any financial statements delivered under clause
            (a) for the second Fiscal Quarter of each Fiscal Year beginning with Fiscal Year 2006, of the determination by the chairman of the board of directors of the Parent (after consultation with the board of directors of the Parent) of the aggregate amount of Additional Spectrum Equity Capital and Re-Banding Restricted Payments through the last day of said Fiscal Quarter and for the four Fiscal Quarters ending with said Fiscal Quarter, and (y) in the case of any financial statements delivered under clause (a) or clause (b) as of the end of any other Fiscal Quarter or any Fiscal Year, of the determination by the chief financial or chief accounting Authorized Officer of the Borrower and the Parent of the aggregate amount of Additional Spectrum Equity Capital and Re-Banding Restricted Payments through the last day of such Fiscal Quarters, which determinations shall in each case be in form and detail reasonably satisfactory to the Administrative Agent;"

            2.13. Existence; Conduct of Business. Section 6.09 of the Existing Credit Agreement is hereby amended by amending the proviso to read in its entirety as follows:

            "provided that the foregoing shall not prohibit any merger, consolidation, liquidation, dissolution, sale or disposition of assets or other transactions (including, without limitation exchanges of Licenses pursuant to a Re-Banding Order or License Exchange) to the extent otherwise permitted under Sections 7.07 and 7.08."

            2.14. Use of Proceeds. Section 6.11 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "SECTION 6.11. Use of Proceeds and Letters of Credit. The Borrower shall (a) apply the proceeds of the Term Loans to refinance Indebtedness and for general corporate purposes (including, in the case of the Tranche D Term Loans, to prepay the Tranche C Term Loans outstanding prior to the Second Restatement Effective Date, (b) apply the proceeds of the Revolving Loans for general corporate purposes of the Borrower and its Subsidiaries in the ordinary course of business, including the acquisition and build-out of the Borrower's telecommunications network, and the acquisition of additional frequencies and related assets; and (c) use Letters of Credit for the working capital and general corporate purposes of the Borrower and its Subsidiaries."

            2.15. Investments. Section 7.05 of the Existing Credit Agreement is hereby amended by (i) amending clause (b) to read in its entirety as set forth below, (ii) deleting the

                  Second Amended and Restated Credit Agreement word "or" at the end of clause (h), (iii) amending clause (i) to read in its entirety as set forth below and (iv) inserting a new clause (j) to read in its entirety as set forth below:

            "(b) Permitted Short Term Investments;"

            "(i) additional Investments in an aggregate amount at any time outstanding not to exceed $20,000,000; provided, that the amount of any such additional Investment outstanding at any time shall be deemed to be equal to the amount of such Investment on the date made, minus the sum of amounts received in cash in respect of such Investment representing return of capital, repayment of loans and return on capital (including interest and dividends) up to the amount of such Investment on the date made; or

            (j) acquisitions of Licenses or the stock of entities substantially all of whose assets are Licenses, pursuant to Re-Banding Orders or License Exchanges otherwise permitted pursuant to the terms of this Agreement."

            2.16. Restricted Payments. Section 7.06 of the Existing Credit Agreement is hereby amended to read in its entirety as follows:

            "SECTION 7.06. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, (A) declare, pay or make any dividend, distribution or exchange (in cash, property or obligations) or other payment on or in respect of any Permitted Parent Debt or any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or on any warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower (other than (i) dividends or distributions payable in common stock or warrants to purchase its common stock and (ii) splits or reclassifications of its Capital Stock into additional or other shares of a similar class of its Capital Stock (provided that such other class of Capital Stock (x) is not (by its terms, by the terms of any security into which it is convertible or exchangeable or otherwise) redeemable, at the option of the holder thereof, on or before 91 days after the final maturity of the Loans hereunder or convertible or exchangeable for debt securities and (y) does not require the payment of dividends in cash)), (B) apply, or permit any of its Subsidiaries to apply, any of its funds, property or assets to the payment, purchase, redemption, exchange, sinking fund or other retirement of, or agree or permit any of its Subsidiaries to pay, purchase, redeem or exchange, any Permitted Parent Debt or any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower, or warrants, options or other rights with respect to any shares of any class of Capital Stock (now or hereafter outstanding) of the Borrower or (C) make any Re-Banding Restricted Payment (the foregoing prohibited acts are herein collectively referred to as "Restricted Payments"); provided that, notwithstanding the foregoing provisions,

                  Second Amended and Restated Credit Agreement

            (a) so long as (A) no Default shall have occurred and be continuing on the date such Restricted Payment is declared or to be made, nor would a Default result from the making of such Restricted Payment, (B) after giving effect to the making of such Restricted Payment the Parent and its Subsidiaries shall be in pro forma compliance with the covenants set forth in Section 7.04 for the most recent full Fiscal Quarter immediately preceding the date of the payment of such Restricted Payment for which relevant financial information has been delivered pursuant to clause (a) or (b) of Section 6.01, and (C) an Authorized Officer of the Borrower shall have delivered a certificate to the Administrative Agent in form and substance satisfactory to the Administrative Agent (including a calculation of compliance with the covenants set forth in Section 7.04) certifying as to the accuracy of clauses (A) and (B) above, the Borrower shall be permitted to pay cash dividends to the Parent to the extent necessary to enable the Parent to:

                  (i) repurchase, redeem or otherwise acquire or retire for
            value any common stock of the Parent, or any warrant, option or other right to acquire common stock of the Parent, from former employees or directors of the Parent or any Subsidiary for consideration not to exceed (x) $500,000 in the aggregate in any Fiscal Year (with unused amounts in any Fiscal Year being carried forward to subsequent Fiscal Years), and (y) in the case of any Itemized Executive $2,000,000 per Itemized Executive (plus the amount of any proceeds of any key man life insurance received by the Borrower or any Subsidiary in respect of such Itemized Executive) in any Fiscal Year up to an aggregate amount not to exceed $5,000,000 in any Fiscal Year; provided, that the aggregate amount of all such repurchases made pursuant to this clause (i) shall not exceed $17,000,000 over the term of this Agreement (excluding the amount of any proceeds of any key man life insurance received by the Borrower or any Subsidiary in respect of any Itemized Executive);

                  (ii) pay cash interest on the Permitted Parent Debt in an
            aggregate amount which, after giving effect to such payment, would not exceed $150,000,000 for the 12-month period immediately preceding such payment;

                  (iii) redeem the Parent's 12.5% Senior Notes due 2009,
            provided that at the time of and after giving pro forma effect to such dividend the sum of (x) cash and Permitted Short Term Investments held by the Borrower plus (y) the available and undrawn portion of Revolving Credit Commitments is at least equal to $150,000,000;

                  Second Amended and Restated Credit Agreement

                        (iv) redeem any Senior Notes; provided, that at the time
                  of and after giving pro forma effect to such dividend (x) the Adjusted Leverage Ratio is less than 2.25 to 1 and (y) the sum of (1) cash and Permitted Short Term Investments held by the Borrower plus (2) the available and undrawn portion of Revolving Credit Commitments is at least equal to $150,000,000; and

                        (v) repurchase, redeem or otherwise acquire or retire
                  for value any Senior Notes, or any common stock of the Parent, or any warrant, option or other right to acquire common stock of the Parent; provided that the aggregate amount of all such repurchases made pursuant to this clause (v) shall not exceed $20,000,000 over the term of this Agreement;

            (b) the Borrower shall be permitted to make Restricted Payments to the Parent in amounts required for the Parent to pay when due income and franchise taxes and other fees and expenses required to maintain its corporate existence and satisfy its reporting and financial obligations and to pay out-of-pocket costs, operating expenses and other amounts required to be paid by the Parent during such Fiscal Year; and

            (c) so long as at the time thereof, and after giving effect thereto, no Default shall have occurred and be continuing, the Borrower may make Re-Banding Restricted Payments, provided that the aggregate amount of all such Restricted Payments made pursuant to this clause (c) shall not exceed on any date, taking into account all previous Re-Banding Restricted Payments under this clause (c), the aggregate amount of Additional Spectrum Equity Capital on such date."

            2.17. Consolidation, Merger, etc. Section 7.07 of the Existing Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause (a), (ii) inserting the word "; and" and the end of clause (b) and (iii) inserting a new clause (c) to read in its entirety as follows:

            "(c) Notwithstanding any of the foregoing in this Section, subject to compliance with Section 7.06, the Borrower or any of its Subsidiaries may sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any cash or property (including the stock of any of the Borrower's Subsidiaries) whether now owned or hereafter acquired, in connection with a Re-Banding Spectrum Transaction."

                  Second Amended and Restated Credit Agreement

            2.18. Asset Dispositions, etc. Section 7.08 of the Existing Credit Agreement is hereby amended by (i) deleting the word "or" at the end of clause
(e), (ii) amending clause (f) to read in its entirety as set forth below and
(iii) inserting a new clause (g) as set forth below:

            "(f) such sale, transfer or lease, contribution or conveyance of Licenses in connection with a Re-Banding Spectrum Transaction; or

            (g) such sale, transfer, lease, contribution or conveyance is of assets not otherwise included in the foregoing clauses (a) through (f) and does not exceed $15,000,000 over the term of this Agreement."

            2.19. Events of Default. Clauses (d), (n), (q) and (s) of Article VIII of the Existing Credit Agreement are hereby amended to read in their entirety as follows:

            "(d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 6.01(f), 6.11 or the first sentence of Section 6.12 or in Article VII; or the Parent shall default in the performance of any of its respective obligations contained in the Sections 2, 3, 4, 5, 6 or 7 of the Parent Guaranty and Pledge Agreement;"

            "(n) the FCC shall terminate, revoke or fail to renew one or more Licenses, which individually or in the aggregate are material, of the Borrower or its Subsidiaries, taken as a whole; provided that, the foregoing shall not apply to any License that is terminated, revoked or not renewed solely as a result of a Re-Banding Spectrum Transaction;"

            "(q) any "Change in Control of the Company" under and as defined in the Joint Venture Agreement shall occur without Nextel or one of its wholly-owned Subsidiaries entering into an Interim Management Agreement containing the terms set forth in, and as required by, Section 4.16. A of the Joint Venture Agreement and the NWIP Undertaking;"

            "(s) any "Change in Control of the Company" under and as defined in the Joint Venture Agreement shall occur as a result of actions taken by any Person other than Nextel or one of its wholly-owned Subsidiaries or any other Permitted Person;"

            2.20. Schedules. Schedules II (Part A), III and IV are hereby amended to read in their entirety as set forth in Schedules II (Part A), III and IV hereto.

            Section 3. Representations and Warranties. The Borrower represents and warrants that the representations and warranties set forth in Article IV of the Existing Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to "this Agreement" included reference to this Second

                  Second Amended and Restated Credit Agreement

Amended and Restated Credit Agreement and as if each reference to Schedules II (Part A), III and IV referred to Schedules II (Part A), III and IV hereto.

            Section 4. Conditions Precedent. As provided in Section 2 above, the amendment and restatement of the Existing Credit Agreement contemplated hereby shall become effective, as of the date hereof, upon the receipt by the Administrative Agent of the following:

            4.01. Executed Counterparts. Duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission of, as applicable, a signed signature page or Lender Addendum) of (i) this Second Amended and Restated Credit Agreement from each Obligor and from Revolving Credit Lenders constituting the "Required Revolving Credit Lenders" under the Existing Credit Agreement, and (ii) Lender Addenda from the Tranche D Term Loan Lenders for aggregate Tranche D Term Loan Commitments in an amount equal to $550,000,000.

            4.02. Opinion of Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Restatement Effective Date) of Heller Ehrman LLP, counsel for the Obligors, substantially in the form of Exhibit A hereto, and covering such other matters relating to the Borrower, this Second Amended and Restated Credit Agreement or the Transactions as the Required Lenders shall reasonably request (and each Obligor hereby instructs such counsel to deliver such opinion to the Lenders and the Administrative Agent).

            4.03. Opinion of Special FCC Counsel to the Obligors. A favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Second Restatement Effective Date) of Catalano and Plache, special FCC counsel for the Obligors, substantially in the form of Exhibit B hereto, and covering such other matters as the Administrative Agent or any Lender may reasonably request (and each Obligor hereby instructs such counsel to deliver such opinions to the Lenders and the Administrative Agent).

            4.04. Opinion of Special Counsel to JPMCB. An opinion of Milbank, Tweed, Hadley & McCloy, LLP, special New York counsel to JPMCB (addressed to the Administrative Agent and the Lenders and dated the Second Restatement Effective
Date), substantially in the form of Exhibit C hereto (and JPMCB hereby instructs such counsel to deliver such opinion to the Lenders).

            4.05. Corporate Documents. Such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Obligor, the authorization of the Transactions and any other legal matters relating to the Obligors, this Second Amended and Restated Credit

                  Second Amended and Restated Credit Agreement

Agreement or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

            4.06. Officer's Certificate. A certificate, dated the Second Restatement Effective Date and signed by the President, a Vice President or the chief financial officer of the Borrower, confirming compliance with the conditions set forth in the lettered clauses of the first sentence of Section
5.02 of the Existing Credit Agreement, as amended hereby.

            4.07. Repayment of Tranche C Term Loans. Evidence that the principal of and interest on, and all other amounts owing in respect of, the Tranche C Term Loans outstanding under the Existing Credit Agreement shall have been (or shall be simultaneously) paid in full from the proceeds of the Tranche D Term Loans made under the Existing Credit Agreement, as amended hereby, or from other funds available to the Borrower.

            4.08. Certain Consents. To the extent not previously delivered, from each counterparty that executed and delivered a Consent to Assignment on the Effective Date, and from NWIP with respect to the NWIP Undertaking Agreement and from Realco under the Realco Agreement, an acknowledgement of the continued effectiveness of such Consents to Assignment and such agreements after giving effect to this Second Amended and Restated Credit Agreement.

            4.09. Designation as Credit Facility. Evidence that either (i) the Parent shall have designated the Tranche D Term Loans under this Second Amended and Restated Credit Agreement as a "Credit Facility" under the indentures pursuant to which the Senior Notes have been issued or (ii) the Borrower is permitted to incur the full amount of the Tranche D Term Loans under the indentures pursuant to which the Senior Notes have been issued without reliance upon the "Permitted Debt" baskets thereunder.

            4.10. Amendment to Security Agreement and Parent Guaranty and Pledge Agreement. Duly executed and delivered counterparts (or written evidence thereof satisfactory to the Administrative Agent, which may include telecopy transmission) of (i) Amendment No. 1 dated as of May 23, 2005 to the Security Agreement and (ii) Amendment No. 1 dated as of May 23, 2005 to the Parent Guaranty and Pledge Agreement.

            4.11. Other Documents. Such other documents as the Administrative Agent or any Lender or special counsel to JPMCB may reasonably request.

            Section 5. Delivery of Lender Addenda. Each Tranche D Term Loan Lender shall become a party to this Second Amended and Restated Credit Agreement by delivering to the Administrative Agent a Lender Addendum duly executed by such Tranche D Term Loan Lender, the Borrower and the Administrative Agent.

                  Second Amended and Restated Credit Agreement

            Section 6. Certain Consents. By its signature below, each Bank party hereto hereby consents to (i) Amendment No. 1 dated as of May 23, 2005 to the Security Agreement, substantially in the form of Exhibit D hereto, and (ii) Amendment No. 1 dated as of May 23, 2005 to the Parent Guaranty and Pledge Agreement, substantially in the form of Exhibit E hereto.

            Section 7. Confirmation. By their signatures below, each of the Subsidiary Guarantors hereby consents to this Second Amended and Restated Credit Agreement and agrees that the obligations of the Borrower in respect of the Tranche D Term Loans shall constitute "Guaranteed Obligations" under the Existing Credit Agreement as amended and restated hereby.

            Section 8. Miscellaneous. Except as herein provided, the Existing Credit Agreement shall remain unchanged and in full force and effect. This Second Amended and Restated Credit Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Second Amended and Restated Credit Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart of this Second Amended and Restated Credit Agreement. This Second Amended and Restated Credit Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

                  Second Amended and Restated Credit Agreement

      IN WITNESS WHEREOF, the parties hereto have caused this Second Amended and Restated Credit Agreement to be duly executed and delivered as of the day and year first above written.

                                    NEXTEL PARTNERS OPERATING CORP.

                                    By: /s/ Donald J. Manning
                                        -----------------------
                                        Name: Donald J. Manning
                                        Title: VP, Secretary and General Counsel

                  Second Amended and Restated Credit Agreement

                             SUBSIDIARY GUARANTORS

NEXTEL WIP LEASE CORP.                        NEXTEL WIP EXPANSION TWO CORP.

By: /s/ Donald J. Manning                     By: /s/ Donald J. Manning
    -------------------------                     --------------------------
    Name: Donald J. Manning                       Name: Donald J. Manning
    Title: VP, Secretary and General Counsel      Title: VP, Secretary and General Counsel

NPCR, INC.                                    NEXTEL WIP LICENSE CORP.

By: /s/ Donald J. Manning                     By: /s/ Donald J. Manning
    -------------------------                     --------------------------
    Name: Donald J. Manning                       Name: Donald J. Manning
    Title: VP, Secretary and General Counsel      Title: VP, Secretary and General Counsel

NEXTEL WIP EXPANSION CORP.                    NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.

By: /s/ Donald J. Manning                     By: /s/ Donald J. Manning
    -------------------------                     --------------------------
    Name: Donald J. Manning                       Name: Donald J. Manning
    Title: VP, Secretary and General Counsel      Title: VP, Secretary and General Counsel

NPFC, INC.                                    NEXTEL PARTNERS EQUIPMENT CORP.

By: /s/ Donald J. Manning                     By: /s/ Donald J. Manning
    -------------------------                     --------------------------
    Name: Donald J. Manning                       Name: Donald J. Manning
    Title: VP, Secretary and General Counsel      Title: VP, Secretary and General Counsel

                  Second Amended and Restated Credit Agreement

                            REVOLVING CREDIT LENDERS

                               JPMORGAN CHASE BANK, N.A.,
                                  individually and as the Administrative Agent

                               By: /s/ William P. Rindfuss
                                   -------------------------------
                                   Name: William P. Rindfuss
                                   Title: Vice President

                  Second Amended and Restated Credit Agreement

                      MORGAN STANLEY SENIOR FUNDING, INC.

                      By /s/ Eugene F. Martin
                         --------------------------
                         Name: Eugene F. Martin
                         Title: Vice President
                                Morgan Stanley Senior Funding, Inc

                  Second Amended and Restated Credit Agreement

                       WACHOVIA BANK NATIONAL ASSOCIATION

                          By /s/ Mark L. Cook
                             ----------------------
                             Name: Mark L. Cook
                             Title: Director

                  Second Amended and Restated Credit Agreement

                                SOCIETE GENERALE

                         By: /s/ Mark Vigil
                             -------------------------
                             Name: Mark Vigil
                             Title: Managing Director

                  Second Amended and Restated Credit Agreement

                                                                     SCHEDULE II

                          Material Agreements and Liens

PART A - MATERIAL AGREEMENTS

      (a) the Purchase Agreement for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001 between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $225,000,000.00;

      (b) the Indenture for 12 1/2% Senior Securities due 2009, dated as of December 4, 2001, between Nextel Partners, Inc. and The Bank of New York as Trustee;

      (c) the Purchase Agreement for 8 1/8% Senior Notes due 2011, dated as of June 16, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $450,000,000.00;

      (d) the Indenture for 8 1/8% Senior Notes due 2011, dated as of June 23, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

      (e) the Purchase Agreement for 8 1/8% Senior Notes due 2011, dated as of May 13, 2004, among Nextel Partners, Inc, Morgan Stanley & Co. Incorporated, and J.P. Morgan Securities Inc.;

      (f) the Indenture for 8 1/8% Senior Notes due 2011, dated as of May 19, 2004, between Nextel Partners, Inc. and BNY Western Trust Company as Trustee;

      (g) the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of May 7, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee for aggregate principal amount of $150,000,000.00;

      (h) the Indenture for 1 1/2% Convertible Senior Notes due 2008, dated as of May 13, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

      (i) the Purchase Agreement for 1 1/2% Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

      (j) the Indenture for 1 1/2 Convertible Senior Notes due 2008, dated as of August 6, 2003, between Nextel Partners, Inc. and The Bank of New York as Trustee;

      (k) the Participation Agreement dated as of July 31, 2002 among the Borrower, NPCR, Inc., General Electric Capital Corporation and State Street Bank and Trust Company of Connecticut, National Association;

      (l) the Lease Agreement dated as of July 31, 2002, between NPCR, Inc. and State Street Bank and Trust Company of Connecticut, National Association

                                                                    SCHEDULE III

                                 FCC Compliance

                             SCHEDULE OF EXCEPTIONS

      Pursuant to Section 4.15, the following sets forth certain disclosures and other exceptions to the representations made at Section 4.15 regarding the FCC Licenses.

      1. RACOM Agreements. On July 12, 2002, Nextel Partners, Inc. ("Nextel Partners") acquired from RACOM Corporation ("RACOM"), a Delaware corporation, several thousand FCC-licensed "upper 200" channel ("U200") frequencies in the States of Iowa, Nebraska and Minnesota (the "Purchased RACOM Channels") pursuant to an Asset Purchase and Relocation Agreement ("Purchase Agreement") under which RACOM is required to relocate its operations from the Purchased RACOM Channels to alternative spectrum to be obtained by RACOM. The Purchased RACOM Channels were "incumbent" channels under Nextel Partners' U200 Economic Area (EA) Licenses in the subject areas, and Nextel Partners entered the Purchase Agreement to facilitate the relocation of these incumbent channels to alternative spectrum pursuant to the requirements of 47 CFR Section 90.699. Pursuant to a SMR Management and Deconstruction Agreement ("Management Agreement") entered between RACOM and Nextel Partners on July 12, 2002, RACOM was granted the right to continue to operate on the Purchased RACOM Channels as a manager of the spectrum for a period of time of up to two years (the "Management Term"). During the Management Term, RACOM was required to obtain and relocate its customers to alternative spectrum, with all customers being relocated by July 12, 2004. In addition, during the Management Term, RACOM was required to meet periodic benchmarks in relocating customers from and discontinuing use of the Purchased RACOM Channels; upon RACOM's discontinuance of the use of such channels they were released from the Management Agreement and became available for use by Nextel Partners. In the event of RACOM's inability to relocate all of its customers from the Purchased RACOM Channels by the end of the Management Term, RACOM can elect to continue to operate up to 15% of the total number of Purchased RACOM Channels for up to two years after the end of the Management Term; however during any such extension RACOM is required to make specified monetary payments to Nextel Partners. RACOM met its periodic benchmarks during the Management Term; however RACOM was not able to relocate all of its customers to alternative spectrum by the end of the Management Term, although RACOM has vacated more than 85% of the Purchased RACOM Channels. It is not certain when or if RACOM will be able to obtain alternative spectrum. Currently, the following channels remain subject to the Management Agreement:

                                                                   # OF        CURRENT
       Site          Latitude    Longitude    ANTENNA     SITE     EDACS     FREQUENCIES
                                              HEIGHT   ELEVATION  CHANNELS     861-865
-------------------  --------  -------------  -------  ---------  --------  -------------
Adair            IA  41-30-00  94-38-11        190        1394        5            0.7625
Algona           IA  43-04-14  94-12-00        285        1152        5            0.7625
Allison          IA  42-41-39  92-46-57        300        1017        5            0.8625
Ames             IA  42-04-44  93-33-41        400        1050        5            0.9375
Atlantic         IA  41-29-27  94-57-57        380        1348        5            0.7875
Bettendorf       IA  41-31-51  90-30-06        180         669        5            0.7875
Burlington       IA  40-49-11  91-07-03        200         627        5            0.8625
Carroll          IA  42-02-54  94-51-18        350        1293        5            0.3875
Cedar Falls      IA  42-29-24  92-30-12        270         951       10     .2625 & .5875
Cedar Rapids (I) IA  41-57-09  91-41-00        400         853        5     .3125 & .7875
Cedar Rapids II  IA  42-02-00  91-38-53        300         833        5            0.6625
Chariton         IA  41-00-50  93-17-23        300         988        5            0.8625
Clarinda         IA  40-36-30  95-04-22        350        1158        5            0.9625
Clinton          IA  41-51-36  90-12-08        398         699        5            0.8625
Colfax           IA  41-38-38  93-17-20        400         899        5            0.2375
Davenport        IA  41-31-58  90-34-40        180         679       10     .2625 & .5875
Decorah          IA  43-16-16  91-47-19        390        1037        5            0.8125
Denison          IA  42-02-51  95-24-23        320        1437        5            0.9375
Des Moines       IA  41-35-15  93-37-42        640         820       10     .2625 & .5875
Des Moines II    IA  41-35-21  93-32-17        500         928       10     .3125 & .6625
Dixon            IA  41-43-03  90-48-19        200         801        5            0.8875
Dubuque (I)      IA  42-31-43  90-36-56        325         919        5            0.3875
Dubuque II       IA            All PS Freqs.
                               Now                                                   PS
Dyersville       IA  42-26-31  91-06-39        400        1083        5            0.5625
Fort Dodge       IA  42-29-08  94-11-09        310         994        5            0.3625
Fort Madison     IA  40-35-20  91-18-28        300         686        5            0.5875
Hancock          IA  41-23-53  95-28-17        500        1319        5            0.8875
Harlan           IA  41-38-46  95-17-30        180        1344        5            0.9125
Ida Grove        IA  42-21-45  95-29-15        290        1381        5            0.9125
Independence     IA  42-28-32  91-52-26        330         945        5            0.8625
Iowa City        IA  41-39-44  91-37-35        265         797        5            0.9125
La Motte         IA  42-18-48  90-35-53        170        1089        5            0.7625
Le Claire        IA  41-37-44  90-22-25        180         732                       PS
Malcom           IA  41-44-47  92-34-21        310         951        5            0.8375
Manchester       IA  42-28-19  91-29-16        150         951        5            0.9125
Marshalltown     IA  42-00-19  92-55-45        480         991       10     .5625 & .9625
Mason City       IA  43-07-17  93-11-39        400        1184        5            0.9125
Muscatine        IA  41-27-29  91-05-26        180         735        5            0.7625
New Hampton      IA  43-02-17  92-23-26        400        1102        5            0.5625
Newton           IA  41-40-37  93-04-48        180         896        5            0.8125
Ogden            IA  42-02-46  94-02-34        290        1094        5            0.8125

Onawa               IA      41-58-24     95-54-33             600          1375         5             0.8125
Osceola             IA      41-01-34     93-51-43             450          1129         5             0.9375
Ottumwa             IA      41-01-28     92-28-56             320           781         5             0.7875
Pella               IA      41-23-20     92-52-30             400           860         5             0.9125
Peosta              IA      42-26-51     90-51-19             190          1037         5             0.9375
Quimby              IA      42-38-12     95-40-08             600          1306         5             0.5875
Red Oak             IA      41-04-20     95-09-23             300          1243         5             0.8125
Redfield            IA      41-40-11     94-10-18             180          1024         5             0.8375
Sherrill            IA      42-36-18     90-47-57             300          1221         5             0.7875
Sioux Center        IA      43-05-34     96-09-23             400          1450         5             0.2625
Sioux City I        IA      42-29-39     96-18-21             400          1417        10      .5625 & .9625
Sioux City II       IA      42-30-19     96-27-38             180          1283        10      .9375 & .3375
Spencer             IA      43-09-24     95-04-53             366          1309         5             0.9125
Spirit Lake         IA      43-24-20     95-05-01             545          1440         5             0.9625
Storm Lake          IA      42-38-42     95-10-33             320          1437         5             0.2625
Thurman             IA      40-48-36     95-42-43             300          1178         5             0.9125
Vinton              IA      42-12-15     92-06-13             300           899         5             0.8875
Washington          IA      41-16-03     91-44-12             350           735         5             0.8375
Waterloo            IA      42-29-58     92-15-51             500           922        10      .9375 & .3375
Waukon              IA      43-18-54     91-27-18             180          1280         5             0.9625
Wellsburg           IA      42-22-29     92-55-18             360          1106         5             0.3875
Urbandale           IA      41-37-38     93-45-46             195           935        10             0.8875
West Union          IA      42-55-29     91-44-04             350          1198         5             0.5125
Milan               IL      41-25-31     90-33-46             142           669         5             0.9625
Moline              IL      41-28-30     90-26-44             260           669        10             0.8125
Austin              MN      43-38-27     93-08-51             330          1289         5             0.8125
Benson              MN      45-18-08     95-33-26             270          1060         5             0.5625
La Crescent         MN      43-48-23     91-22-04             300          1161         5             0.3875
Owatonna            MN      44-03-57     93-13-14             265          1152         5             0.7625
Rochester           MN      43-58-13     92-25-05             390          1191        10      .7625 & .8625
Rosemount           MN      44-41-19     93-04-22             550           948         5             0.5625
Welcome             MN      43-39-29     94-36-41             250          1237         5             0.8875
Worthington         MN      43-37-02     95-41-19             320          1693         5             0.5625
Lincoln             NE      40-49-17     96-39-42             320          1198        10      .5625 & .9625
Norfolk             NE      42-02-15     97-26-42             180          1650         5             0.9625
Omaha (I)           NE      41-15-34     95-56-45             250          1132        10      .2625 & .5875
Omaha II            NE      41-15-13     96-07-08             260          1224        10      .8375 & .7625
Seward              NE      40-54-33     97-05-59             110          1450         5             0.8625
Brookings           SD      44-19-29     96-47-57             170          1604         5             0.2625
Sioux Falls         SD      43-31-51     96-45-28             150          1486        10             0.9125
Turkey Ridge        SD      43-14-52     97-22-37             200          1713         5             0.5875
Yankton             SD      42-52-30     97-24-55             150          1273         5             0.7875
Prairie du Chien    WI      43-03-35     91-06-02             300          1140         5             0.8625
                                                                            Total     485

In addition, as part of RACOM's obligations under the Purchase Agreement, RACOM was required no later than July 12, 2004, to carryout the deconstruction and cancellation of the following non-RACOM incumbent U200 licenses that RACOM currently manages and operates as part of RACOM's system within Nextel Partners' EA-licensed service territory, however RACOM has allowed these licenses to remain active on the FCC's database:

Call Sign       Frequencies          No.            City                           Licensee
---------       ------------         ---      ----------------      -------------------------------------
 WPBZ517        861-865.5125          5       Arlington, IA         Arlington Co Op Commission Co
 WNIE772        861-865.9125          5       Harlan, IA            Communications Network, Inc.
 KNHH651        861-865.8625          5       Iowa City, IA         Communications Network, Inc.
 WNYR818        861-865.9625          5       Waukon, IA            Communications Network, Inc.
 WNFV261        861-865.8375          5       Palmyra, NE           Communications Network, Inc.
 WNSM955        861-865.8875          5       Sioux Center, IA      Airlin W. De Vos
 WNWI402        861-865.9125          5       Quimby, IA            Doyle W Simonsen Revocable Trust
 WNXV506        861-865.0125          5       Brainard, NE          Frontier Coop Co
 WNYR819        861-865.5625          5       Gresham, NE           Great Plains Cooperative

 WNSS374        861-865.9625          5       Spirit Lake           James M Dudley, Trustee
 WNQH672        861-865.3875          5       Newton, IA            Jomel Corp

 WNBG547        861-865.8875          5       Willmar, MN           Petes Communications Inc.
 WNPB455        861-865.9375          5       Worthington, MN       Rabbitt Enterprises
 WNZT341        861.865.1125          5       Monona, IA            United Cooperative Assn

 KNRS930        864-865.0375          5       Roscoe, SD            East River Electric Power Cooperative
 WNSX934        861-865.1125          5       Litchfield, MN        Racom Corporation
 WNVR946        861-865.8125          5       Sacred Heart MN       Racom Corporation
 WNWJ523        861-865.3625          5       Willmar, MN           Racom Corporation

      2. "Holdout" Incumbents. Nextel Partners successfully entered relocation agreements or asset purchase agreements with all incumbent licensees within Nextel Partners' U200 EA service territory that Nextel Partners wished to move except for two incumbents that have refused to cooperate in relocation. These holdout incumbents are: (i) Radio Service Company, licensee of a total of 35 U200 channels under call signs WPBB209 (Burley, ID), WNXZ684 (Jerome, ID), and WNXZ686 (Burley, ID); and (ii) C&W Communications, Inc., licensee of a total of 30 U200 channels under call signs WNJB566 (North Little Rock, AR), KNBV420 (Little Rock, AR), and WNEC236 (Hot Springs, AR). Nextel Partners has initiated involuntary relocation proceedings before the FCC against these holdout incumbents pursuant to 47 CFR Section 90.699. These proceedings remain pending before the FCC.

                                                                     SCHEDULE IV

                                   Litigation

                                                                         TYPE OF
     CASE NAME                 COURT AND STATE          FILING DATE        CASE                STATUS
---------------------        --------------------       -----------      -------      -------------------------
IPO Securities Class          US District court,          12/5/01                     Settlement between
  Action, Keifer v.          Southern District of                                     Nextel Partners, Inc. and
Nextel Partners, Inc.              New York                                           plaintiff reached and
                                                                                      conditionally approved
                                                                                      by the court
BILLING CLASS ACTION

Blando and Sanders v.            IN THE UNITED            8/23/02        Unfair       Settlement agreement
Nextel West Corp. et            STATES DISTRICT                          billing      executed and approved by
         al                          COURT                                            court subject to appeal
                                    FOR THE
      MISSOURI                      WESTERN
    CLASS ACTION                  DISTRICT OF
                                   MISSOURI

                               Case No. 02-0921-
                                      FJG

  Rolando Prado v.           93 District Court of          4/1/03        Unfair       Included in Blando
       Nextel                   Hidalgo County,                          billing      settlement, subject to
Communications, et al                Texas                                            Blando appeal.

  Steve Strange v.           In the Circuit Court          5/2/03        Unfair       Included in Blando
       Nextel                of the Shelby County                        billing      settlement, subject to
   Communications,             for the Thirtieth                                      Blando appeal
 Nextel West Corp.,          Judicial District At
   Nextel Partners                  Memphis
   TENNESSEE CLASS
       ACTION

Freeman & Martelli v.        Circuit Court of the          5/3/03        Unfair       Included in Blando
 Nextel South Corp.,            Second Judicial                          billing      settlement, subject to

BILLING CLASS ACTION

Blando and Sanders v.           IN THE UNITED             8/23/02        Unfair       Settlement agreement
Nextel West Corp. et           STATES DISTRICT                           billing      executed and approved by
         al                         COURT                                             court subject to appeal
                                   FOR THE
      MISSOURI                     WESTERN
    CLASS ACTION                 DISTRICT OF
                                   MISSOURI

                              Case No. 02-0921-
                                     FJG

  Rolando Prado v.           93 District Court of          4/1/03        Unfair       Included in Blando
       Nextel                  Hidalgo County,                           billing      settlement, subject to
Communications, et al               Texas                                             Blando appeal.

 Nextel Comm., & NPI          Circuit in and for                                      Blando appeal
                                 Leon County,
    FLORIDA CLASS               Florida, Civil
       ACTION                      Division

  Andrea Lewis and             Circuit Court of            8/9/03        Unfair       Included in Blando
Trish Zruna v. Nextel         Jefferson County,                          billing      settlement, subject to
Communications, Inc.,              Alabama                                            Blando appeal
        et al

  MISCELLANEOUS

Riedy Gimpelson v.           State Court of Fulton         6/8/01        Product      Remanded to trial court
Nokia, Inc. et al              County, State of                         liability
                                  Georgia
                                Consolidated
                             to US District Court
                             for the District of
                                   Maryland

                                                                  EXECUTION COPY

                Amendment No. 1 to Guaranty and Pledge Agreement

            AMENDMENT NO. 1 dated as of May 23, 2005 to the Guaranty and Pledge Agreement referred to below (this "Amendment No. 1"), between NEXTEL PARTNERS, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Parent") and JPMORGAN CHASE BANK, N.A., as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Parent and the Administrative Agent are parties to a Guaranty and Pledge Agreement dated as of December 19, 2003 (as in effect immediately prior to the effectiveness of this Amendment No. 1, the "Parent Guaranty and Pledge Agreement"). The parties hereto wish to amend the Parent Guaranty and Pledge Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

            Section 1. Definitions. Except as otherwise defined herein, terms defined in the Parent Guaranty and Pledge Agreement are used herein as defined therein.

            Section 2. Amendments. Subject to the satisfaction of the condition precedent specified in Section 3 hereof, the Parent Guaranty and Pledge Agreement is hereby amended as of the date hereof as set forth below:

            2.01. References in the Parent Guaranty and Pledge Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof") shall be deemed to be references to the Parent Guaranty and Pledge Agreement as amended hereby.

            2.02. Section 3.09 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.09 Pledged Stock. The Pledged Stock identified in Annex 3 hereto constitutes (i) all of the issued and outstanding shares of capital stock, partnership or other ownership interest of any class of the Borrower beneficially owned by the Parent on the date hereof, whether or not registered in the name of the Parent. Annex 3 hereto correctly identifies, as at the date hereof, the respective class and par value of the shares comprising the Pledged Stock and the respective number of shares (and registered owners thereof) represented by each such certificate.

            The Pledged Stock identified in Annex 3 is, and all other Pledged Stock in which the Parent shall hereafter grant a security interest pursuant to Section 4 will be, duly

             Amendment No. 1 to Parent Guaranty and Pledge Agreement authorized, validly existing, fully paid and non-assessable, and none of such Pledged Stock is or will be subject to any contractual restriction, or any restriction under the charter, by-laws, partnership agreement or other organizational instrument of the Borrower, upon the transfer of such Pledged Stock (except for any such restriction contained herein or in the Basic Documents, or under such organizational instruments)."

            2.03. Section 3.10 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.10 Business Activities. The Parent has not engaged in any business activities other than in connection with Parent's continuing ownership of the issued and outstanding shares of Capital Stock of the Borrower, entering into lease guarantees in connection with leases entered into by the Borrower and Nextel WIP Lease Corp. in the ordinary course of business and the holding of Investments that would be permitted under
      Section 6.07."

            2.04. Section 3.11 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.11 Intentionally Omitted."

            2.05. Section 3.12 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.12 Intentionally Omitted."

            2.06. Section 3.13 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.13 Intentionally Omitted."

            2.07. Section 3.14 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "3.14 Intentionally Omitted."

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

            2.08. Section 4 of the Parent Guaranty and Pledge Agreement is hereby amended by (i) amending the introductory language of Section 4(a) to read in its entirety as follows and (ii) amending Section 4(a)(ii) to read in its entirety as follows:

            "(a) the shares of Capital Stock of the Borrower identified in Annex 3 and all other shares of Capital Stock of whatever class or character of the Borrower, now or hereafter owned by the Parent, and all certificates evidencing the same (collectively, the "Pledged Stock"), together with, in each case;"

            "(ii) without affecting the obligations of the Parent under any provision prohibiting such action hereunder or under any Basic Document, in the event of any consolidation or merger in which the Borrower is not the surviving entity, all ownership interests of any class or character of the successor entity (unless such successor entity is the Parent itself) formed by or resulting from such consolidation or merger (the Pledged Stock, together with all other certificates, shares, securities, properties or moneys as may from time to time be pledged hereunder pursuant to this clause (ii) or clause (i) above being herein collectively called the "Stock Collateral"); and"

            2.09. Section 6.04 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "6.04 Business Activities. The Parent will not engage in any business activity other than in connection with the Parent's continuing ownership of the issued and outstanding shares of Capital Stock of the Borrower, entering into lease guarantees in connection with leases entered into by the Borrower and Nextel WIP Lease Corp. in the ordinary course of business and the holding of Investments permitted under Section 6.07."

            2.10. Section 6.05 of the Parent Guaranty and Pledge Agreement is hereby amended by (i) deleting the first sentence of Section 6.05 and (ii) amending clause (d) to read in its entirety as follows:

            "(d) lease guarantees by the Parent in connection with leases entered into by the Borrower and Nextel WIP Lease Corp. in the ordinary course of business; and"

            2.11. Section 6.06 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "6.06 Liens, etc. The Parent will not create, incur, assume, or enter into any agreement which by its terms creates, incurs or assumes any Lien upon any of its assets

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

      (including any shares of Capital Stock of the Borrower), whether now owned or hereafter acquired by the Parent, except (i) any Lien created by this Agreement and (ii) in the case of the Parent, Liens on cash or Permitted Short Term Investments pledged as collateral to support Rate Protection Agreements in an aggregate amount at any time not to exceed $30,000,000; nor will the Parent sell, transfer, contribute or otherwise dispose of or convey (or grant any options, warrants or other rights with respect thereto) any shares of Capital Stock of the Borrower (except pursuant to a transaction in which the principal of and interest on each Loan and all fees payable under the Credit Agreement shall be paid in full and all Letters of Credit shall have expired or be terminated and all LC Disbursements shall be reimbursed or otherwise contemplated by Section
      6.13 hereof)."

            2.12. Section 6.07 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "6.07. Investments. The Parent will not make, incur, assume or suffer to exist any Investment of the Parent in any other Person, except
      (i) Investments in the Borrower, (ii) Investments in Nextel Ventures or any other Permitted Joint Venture in an aggregate amount at any time outstanding not to exceed $40,000,000 in cash and (iii) Permitted Short Term Investments for the purpose of redeeming its Senior Notes."

            2.13. Section 6.10 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "6.10. Consolidation, Merger. The Parent will not wind-up, liquidate or dissolve, consolidate or amalgamate with, or merge into or with any other corporation or purchase or otherwise acquire all or any part of the assets of any Person (or division thereof); provided, however, that the Parent may consolidate or amalgamate with, or merge into or with a Permitted Person so long as the Permitted Person assumes all of the obligations, liabilities, responsibilities and duties of the Parent under the Loan Documents pursuant to an assumption agreement in form and substance satisfactory to the Administrative Agent."

            2.14. Section 6.13 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "6.13 Intentionally Omitted."

            2.15. Section 7.04(a)(i) of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

            "(i) The Parent will cause the Stock Collateral to constitute at all times 100% of the respective total number of shares of each class of capital stock of the Borrower then outstanding."

            2.16. Section 7.12 of the Parent Guaranty and Pledge Agreement is hereby amended to read in its entirety as follows:

            "7.12 Termination. When all Secured Obligations shall have been paid in full and the Commitments of the Lenders under the Credit Agreement and all LC Exposure shall have expired or been terminated (as used in this Section 7.12, the "Termination Date"), this Agreement shall terminate, and the Administrative Agent shall forthwith cause to be assigned, transferred and delivered, against receipt but without any recourse, warranty or representation whatsoever, any remaining Collateral and money received in respect thereof, to or on the order of the Parent. The Administrative Agent shall also, at the expense of the Parent, execute and deliver to the Parent upon such termination such Uniform Commercial Code termination statements and such other documentation as shall be reasonably requested by the Parent to effect the termination and release of the Liens on the Collateral."

            2.17. Annex 3 of the Parent Guaranty and Pledge Agreement is hereby amended as set forth in Annex 1 hereto.

            2.18. References to "Cash Equivalent Investment" in the Parent Guaranty and Pledge Agreement are hereby deleted and replaced with "Permitted Short Term Investment".

            Section 3. Nextel WIP License MR, Inc. By its signature below, the Parent hereby represents and warrants that on May 14, 2004, Nextel WIP License MR transferred all of its FCC Licenses and PUC Authorizations to Nextel WIP License Corp., a Subsidiary of the Borrower, in compliance with Section 6.13 of the Parent Guaranty and Pledge Agreement (as in effect prior to the effectiveness of this Amendment No. 1) and thereafter was dissolved on December 6, 2004.

            Section 4. Effectiveness. This Amendment No. 1 shall become effective as of the date hereof upon the satisfaction of the conditions precedent set forth in Section 4 of the Second Amended and Restated Credit Agreement dated as of May 23, 2005 between the Borrower, the Subsidiary Guarantors party thereto, each of the lenders listed on the signature pages thereto, each of the lenders that becomes a party thereto as a Tranche D Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I thereto, and the Administrative Agent (the "Credit Agreement").

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

            Section 5. Confirmation of Guaranty and Pledge. The Parent, by its execution of this Amendment No. 1, hereby confirms and ratifies that all obligations of its respective obligations under the Parent Guaranty and Pledge Agreement and the security interests and the guarantees granted thereunder shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement and the Parent Guaranty and Pledge Agreement as amended hereby and that the obligations of the Tranche D Term Loans shall constitute "Guaranteed Obligations" and are entitled to the benefits of the guarantee and collateral security provided in the Parent Guaranty and Pledge Agreement.

            Section 6. Miscellaneous. Except as herein provided, the Parent Guaranty and Pledge Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                                   NEXTEL PARTNERS, INC.

                                   By  /s/ Donald J. Manning
                                       ----------------------------------------
                                       Name: Donald J. Manning
                                       Title: VP, Secretary and General Counsel

                                   JPMORGAN CHASE BANK, N.A., as the
                                    Administrative Agent

                                   By
                                       ----------------------------------------
                                       Name:
                                       Title: Vice President

                                   NEXTEL PARTNERS, INC.

                                   By
                                       -----------------------------------------
                                       Name:
                                       Title: VP, Secretary and General Counsel

                                   JPMORGAN CHASE BANK, N.A., as the
                                    Administrative Agent

                                   By  /s/ William Rindfuss
                                       ----------------------------------------
                                       Name:  William Rindfuss
                                       Title: Vice President

                    Amendment No. 1 to Parent Guaranty and Pledge Agreement

                                                                         ANNEX 3

                                 PLEDGED EQUITY

               CLASS OF CAPITAL    PERCENTAGE    CLASS / PAR      CERTIFICATE      NUMBER OF
STOCK OWNED         STOCK          OWNERSHIP        VALUE             NO.           SHARES
-----------    ----------------    ----------    -----------      -----------      ---------
NPOC              Common             100%          $.001              1                100

             Amendment No. 1 to Parent Guaranty and Pledge Agreement

                                                                  EXECUTION COPY

                      Amendment No. 1 to Security Agreement

            AMENDMENT NO. 1 dated as of May 23,2005 to the Security Agreement referred to below (this "Amendment No. 1"), between NEXTEL PARTNERS OPERATING CORP., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"); each of the Subsidiaries of the Borrower identified under the caption "SUBSIDIARY GUARANTORS" on the signature pages hereto (individually, a "Subsidiary Guarantor" and, collectively, the "Subsidiary Guarantors" and, together with the Borrower, the "Obligors"); and JPMORGAN CHASE BANK, N.A., as the administrative agent for the lenders or other financial institutions or entities party, as lenders, to the Credit Agreement referred to below (in such capacity, together with its successors in such capacity, the "Administrative Agent").

            The Obligors and the Administrative Agent are parties to a Security Agreement dated as of December 19, 2003 (as in effect immediately prior to the effectiveness of this Amendment No. 1, the "Security Agreement"). The parties hereto wish to amend the Security Agreement in certain respects. Accordingly, the parties hereto hereby agree as follows:

            Section 1. Definitions. Except as otherwise defined herein, terms defined in the Security Agreement are used herein as defined therein.

            Section 2. Amendments. Subject to the satisfaction of the condition precedent specified in Section 3 hereof, the Security Agreement is hereby amended as of the date hereof as set forth below:

            2.01. References in the Security Agreement to "this Agreement" (and indirect references such as "hereunder", "hereby", "herein" and "hereof) shall be deemed to be references to the Security Agreement as amended hereby.

            2.02. Section 5.13 of the Security Agreement is hereby amended to read in its entirety as follows.

            "5.13 Further Assurances.

            (a) Further Assurances Generally. Each Obligor agrees that, from time to time upon the written request of the Administrative Agent, such Obligor will execute and deliver such further documents and do such other acts and things as the Administrative Agent may reasonably request in order fully to effect the purposes of this Agreement. The Administrative Agent shall release any Lien covering any asset that has been

                      Amendment No. 1 to Security Agreement
      disposed of pursuant to Section 7.08 of the Credit Agreement or that has been disposed of with the consent of the Required Lenders under the Credit Agreement.

            (b) Re-Banding Spectrum Transactions. Upon any sale, lease, transfer or other disposition of Licenses in connection with a Re-Banding Spectrum Transaction consummated in accordance with the terms of the Credit Agreement, the security interest in such Licenses shall, without further action, automatically be released and the Administrative Agent will take such action at the request and expense of the Borrower as shall be necessary to (x) terminate and release the pledge and grant of liens hereunder in any such Licenses (including, the delivery to the Borrower of UCC-3 termination statements, or the authority to the Borrower to file UCC-3 termination statements, and such other documents reasonably requested by the Borrower to effect the termination and release of such liens) and (y) amend this Agreement (or any Annex hereto) to remove any representations or covenants therein that are applicable to the collateral security specified therein. It is understood that the Licenses received in a Re-Banding Spectrum Transaction shall be Collateral subject to the terms of this Agreement."

            2.03. References to "Cash Equivalent Investment" in the Security Agreement are hereby deleted and replaced with "Permitted Short Term Investment".

            Section 3. Effectiveness. This Amendment No. 1 shall become effective as of the date hereof upon the satisfaction of the conditions precedent set forth in Section 4 of the Second Amended and Restated Credit Agreement dated as of May 23, 2005 between the Obligors, each of the lenders listed on the signature pages thereto, each of the lenders that becomes a party thereto as a Tranche D Term Loan Lender pursuant to a Lender Addendum in the form of Schedule I thereto, and the Administrative Agent (the "Credit Agreement").

            Section 4. Confirmation of Security Interests. Each of the Obligors, by its execution of this Amendment No. 1, hereby confirms and ratifies that all obligations of its respective obligations under the Security Agreement and the security interests granted thereunder shall continue in full force and effect for the benefit of the Administrative Agent and the Lenders with respect to the Credit Agreement and the Security Agreement as amended hereby. Each of the Obligors agrees that the obligations of the Borrower in respect of the Tranche D Term Loans shall be entitled to the benefits of the collateral security provided in the Security Agreement.

            Sections 5. Miscellaneous. Except as herein provided, the Security Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement and any of the parties hereto may execute this Amendment No. 1 by signing any such

                      Amendment No. 1 to Security Agreement
counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                      Amendment No. 1 to Security Agreement

            IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed and delivered as of the day and year first above written.

                            NEXTEL PARTNERS OPERATING CORP.

                                By /s/ Donald J. Manning
                                   -----------------------------------
                                Name: Donald J. Manning
                                Title: VP, Secretary and General Counsel

                              SUBSIDIARY GUARANTORS

NEXTEL WIP LEASE CORP.                 NEXTEL WIP EXPANSION TWO CORP.

By /s/ Donald J. Manning               By /s/ Donald J. Manning
   -------------------------------        -------------------------------
   Name:  Donald J. Manning               Name:  Donald J. Manning
   Title: VP, Secretary and General       Title: VP, Secretary and General
   Counsel                                Counsel

NPCR, INC.                             NEXTEL WIP LICENSE CORP.

By /s/ Donald J. Manning               By /s/ Donald J. Manning
   -------------------------------        -------------------------------
   Name:  Donald J. Manning               Name:  Donald J. Manning
   Title: VP, Secretary and General       Title: VP, Secretary and General
   Counsel                                Counsel

NEXTEL WIP EXPANSION CORP.             NEXTEL PARTNERS OF UPSTATE NEW YORK, INC.

By /s/ Donald J. Manning               By /s/ Donald J. Manning
   -------------------------------        ---------------------------------
   Name:  Donald J. Manning               Name:  Donald J. Manning
   Title: VP, Secretary and General       Title: VP, Secretary and General
   Counsel                                Counsel

                     Amendment No. 1 to Security Agreement

NPFC, INC.                             NEXTEL PARTNERS EQUIPMENT CORP.

By  /s/ Donald J. Manning              By   /s/ Donald J. Manning
    -------------------------------         ---------------------------------
    Name:  Donald J. Manning                Name:  Donald J. Manning
    Title: VP, Secretary and General        Title: VP, Secretary and General
    Counsel                                 Counsel

                      Amendment No. 1 to Security Agreement

                           JPMORGAN CHASE BANK, N.A.,
                             as the Administrative Agent

                                   By  /s/ William Rindfuss
                                       -----------------------------------
                                   Name: William Rindfuss
                                   Title: Vice President

                     Amendment No. 1 to Security Agreement